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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statements on Forms S-8 (Nos. 333-04731, 333-04733, and 333-52565) of TechTeam Global, Inc. of our report dated July 7, 2004 relating to the financial statements of Advanced Network Engineering NV/SA, which appears in this Current Report on Form 8-K/A of TechTeam Global, Inc., dated May 12, 2004.

Brussels, July 19, 2004.

/s/ BVBA VAN CAUTER - SAEYS & CO

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